Exhibit (s)(2)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Antares Private Credit Fund

(Exact Name of Registration as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Being Registered(1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(1)(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid						—
Fees Previously Paid	Equity	Common shares of beneficial interest, $0.01 par value	457(o)	$2,000,000,000	—	$2,000,000,000	0.00015310	$306,200
Carry Forward Securities	—	—	—	—		—			—	—	—	—
Total Offering Amount						$2,000,000,000
Total Fees Previously Paid								$306,200
Total Fee Offsets								—

Net Fee Due								—			—

(1)Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.

(2)Being registered pursuant to this Registration Statement.

(3)Calculated pursuant to Rule 457(o) and previously paid in connection with the filing of this Registration Statement on November 12, 2024.